Exhibit 23.1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-192451 of Broadway Financial Corporation on Form S-1 of our report dated March 31, 2014 on the consolidated financial statements of Broadway Financial Corporation appearing in the 2013 Form 10-K of Broadway Financial Corporation, and to the reference to us under the heading “Experts” in the prospectus.

/s/Crowe Horwath LLP

Costa Mesa, California

April 29, 2014